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                                                                     EXHIBIT 5.1











                                               November 11, 1998



Cohesant Technologies, Inc.
5845 West 82nd Street
Indianapolis, Indiana   46278

Ladies and Gentlemen:

         In connection with the filing by Cohesant Technologies Inc. (the "Company"), with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-8 (the "Registration Statement") with respect to a maximum of 250,000 shares of Common Stock, $0.001 par value (the "Shares") of the Company issuable under the Cohesant Technologies Inc. (and Subsidiaries) Employee 401(k) Profit Sharing Plan (the "Plan"), and the participation interests to be offered or sold under the Plan, we have examined the following:

                  1. The Certificate of Incorporation of the Company, as amended, and the By-Laws of the Company, as amended, each as currently in effect;

                  2. The records relating to the organization of the Company and such other records of corporate proceedings and such other documents as we deemed it necessary to examine as a basis for the opinions hereinafter expressed;

                  3. The Registration Statement on Form S-8 (including Exhibits thereto); and

                  4. Copies of the Plan, and the records of the proceedings of the Board of Directors and shareholders of the Company relating to the adoption and approval thereof.



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         Based upon that examination, we are of the opinion that:


         A. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware.

         B. The Shares have been duly authorized and, when issued and delivered pursuant to the Plan and in the manner contemplated by the Registration Statement, will be validly issued, fully paid, and non-assessable.

         We hereby consent to the filing of this Opinion as Exhibit 5.1 to the Registration Statement and to the use of our name therein.


                                    Very truly yours,


                               /s/ Kahn, Kleinman, Yanowitz & Arnson Co., L.P.A.
                               -------------------------------------------------
                               KAHN, KLEINMAN, YANOWITZ & ARNSON CO., L.P.A.









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